INTERCREDITOR AND RESTRUCTURE AGREEMENT

THIS INTERCREDITOR AND RESTRUCTURE AGREEMENT (the “Agreement”) is made as of June 3, 2016, by and among With, Inc. (f/k/a MEDL Mobile Holdings, Inc.), a Nevada corporation, (“MEDL”) and Hang With, Inc., a Nevada corporation (“Hang” each of MEDL and Hang a “Debtor” and collectively referred to as the “Debtors”), and Alpha Capital Anstalt (“Alpha” or the “Secured Creditor”).

WHEREAS, MEDL and KGN Holdings LLC (“KGN”) entered into a Secured Revolving Credit Agreement dated November 17, 2013 in the maximum principal amount of $550,000 (the “KGN Note”). The KGN Note was guaranteed by Hang (the “KGN Guaranty”) and secured by a security interest in all of the assets of the Debtors (the “KGN Security Interest”) pursuant to a security agreement entered into among KGN and the Debtors (the “KGN Security Agreement”). As of April 15, 2016, $549,100 in principal is outstanding and $15,951.6 in interest has accrued on the KGN Note;

WHEREAS, MEDL issued a note to Alpha dated February 16, 2016 (the “Alpha Note” together with the KGN Note the “Secured Notes”). The Alpha Note was secured by a security interest in all of the assets of MEDL (the “Alpha Security Interest” together with the KGN Security Interest the “Security Interests”) and was guaranteed by Hang (the “Alpha Guaranty” together with the KGN Guaranty the “Guaranty”). As of April 15, 2016, $100,000 in principal is outstanding and $808.22 in interest has accrued on the Alpha Note;

WHEREAS, the Debtor defaulted upon the Secured Notes and the Secured Creditor, contemporaneously herewith, are entering into an Agreement to Accept Collateral in Partial Satisfaction of Obligations (the “Satisfaction Agreement”), pursuant to which MEDL will transfer to the Secured Creditor (or its designees) 8,973,683 shares of Hang’s common stock (the “Foreclosed Collateral”) in partial satisfaction of the Debtors’ obligations under a portion of the Secured Notes as described in Section 1 below (the “Foreclosing Notes”), notwithstanding that the amount of principal, interest and other amounts due under the Foreclosing Notes greatly exceeds the value of the Foreclosed Collateral (as defined in the “Satisfaction Agreement”); and

WHEREAS, Hang is indebted to MEDL in the principal amount of $2,000,000 pursuant to a loan evidenced by a note (the “MEDL Note”).

WHEREAS, KGN assigned the KGN Note to Alpha;

WHEREAS, the Parties desire to provide for the orderly enforcement of the Secured Notes and MEDL Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.

Foreclosure. The Secured Creditor agrees that pursuant to the Satisfaction Agreement, it shall foreclose on 8,973,683 shares of Hang’s common stock in partial satisfaction of the Debtors’ obligations under a portion of the Foreclosing Notes (the “Foreclosure”). Upon the closing of the Foreclosure, the Foreclosed Collateral shall be reissued as set forth on Schedule A. The Foreclosing Notes shall consist of $349,100 in principal of the KGN and all the accrued interest of the KGN Note. After the Foreclosure, $200,000 in principal and no interest shall be owed on the KGN Note.

2.

Secured Notes. The Debtors acknowledge that after the Foreclosure, the full principal and interest accrued on the Alpha Note and the balance of the KGN Note not tendered in the Foreclosure shall be valid outstanding debts of the Debtors.

3.

MEDL Note. MEDL hereby agrees that notwithstanding anything in the MEDL Note to the contrary, the MEDL Note is subordinated in right of payment to the prior final and indefeasible payment in cash to Secured Creditor and performance of the Secured Notes in full. MEDL hereby further agrees that prior to the final and indefeasible payment in cash to Secured Creditor and performance of the Secured Notes in full, MEDL will not request, demand, take, accept, or receive any distribution from or on behalf of Hang in connection with the MEDL Note. If, notwithstanding the provisions of this Agreement, any payment or distribution shall be received by MEDL in contravention of the terms of this Agreement, and before all the Secured Notes shall have been finally and indefeasibly paid in cash to the Secured Creditor and performed in full, such payment or distribution shall not be commingled with any asset of MEDL, shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the Secured Creditor, or its representative, for application to the payment of any remaining unpaid portion of the Secured Notes, until all of the Secured Notes shall have been finally and indefeasibly paid in cash to the Secured Creditor and performed in full. Prior to the final and indefeasible payment in cash to the Secured Creditor and performance of the Secured Notes in full and notwithstanding anything contained in MEDL Note to the contrary, MEDL shall not, without the prior written consent of Secured Creditor, do any of the following: (i) amend, modify, restate or supplement, or agree to any amendment, modification, restatement or supplement of or to, the MEDL Note in any manner; (ii) accelerate the maturity of, demand repayment of or collect or take any action to collect all or any portion of the MEDL Note, notwithstanding (a) the occurrence of any default or event of default under and as defined in the MEDL Note or otherwise, or (b) any event, occurrence or condition, or series of events, occurrences or conditions, that would permit MEDL to accelerate maturity of, or demand repayment of, or collect, all or any portion of the MEDL Note, under the MEDL Note, applicable law or otherwise; or (iii) take any action, to (a) obtain, take or receive any security interest in the assets of Hang, or (b), levy upon, execute upon, attach, take possession of (directly or indirectly) or otherwise obtain control over, or any property, real or personal, of Hang, or any interest in any of the foregoing, whether pursuant to the MEDL note, applicable law (including, but not limited to, the UCC), or by any legal, administrative, judicial or quasi-judicial action or proceeding or otherwise, (c) enforce any rights, powers or remedies with respect to or against any property, real or personal, of Hang, or by any legal, administrative, judicial or quasi-judicial action or proceeding or otherwise, or (d) assert against any asset of Hang any statutory, common law, contractual, possessory, or equitable claim or lien including, without limitation, any right of foreclosure, levy, execution, sale, repossession, or other rights arising under the MEDL Note or other agreement, applicable law (including, but not limited to, the UCC), by any legal, administrative, judicial or quasi-judicial action or proceeding or otherwise. MEDL further agrees that the maturity date of the MEDL Note is hereby extended to May 31, 2021. Hang shall have the option to satisfy the MEDL Note, in whole or in part by issuing to MEDL shares of Hang’s common stock at a per share value of $0.22. MEDL will execute such document and certificates as reasonably requested by Hang, including a customary investor representation certificate.

4.

Hang’s Management. The Debtors undertake to ensure that after the closing of the Foreclosure, Andrew Maltin shall stay on as Chief Executive Officer of Hang for a period of at least two years pursuant to an employment agreement the form and substance of which shall be subject to the approval of the Secured Creditor.

5.

Miscellaneous.

5.1

Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other parties. A change in control of a party or a transfer of all or substantially all a party's assets shall constitute an assignment for such purposes. Without limiting the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

5.2

This Agreement is governed by and is to be construed and enforced as though made and to be fully performed in the State of New York, without regard to conflicts of law rules. Any and all disputes are to be resolved in the Federal or state courts located in New York County, New York.

5.3

This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.

5.4

No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof. Any agreement on the part of any party to any waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

5.5

This Agreement shall not be construed so as to confer any right or benefit upon any person or entity other than the parties to this Agreement and their respective permitted successors and assigns.

5.6

In case one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect under any law in any jurisdiction, the invalidity, illegality, or unenforceability will not affect any other provisions of this Agreement, which will be construed as if contained in this Agreement, and each illegal, invalid or unenforceable provision will be construed as broadly as may be possible so that the original intent of the parties is given effect to the greatest extent possible.

5.7

This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names and by their duly authorized officers, as of the date first written above.

“DEBTORS”

With, Inc.

Hang With, Inc.

________________________________

________________________________

By:

By:

Its: CEO

Its: CEO

 “SECURED CREDITOR”

Alpha Capital Anstalt

________________________________

Name:

Title:

Schedule A

Holder	Shares
Alpha Capital Anstalt	7,947,366
KGN Holdings LLC	1,026,317
Total	8,973,683

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